Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post Effective Amendment No.4 to Registration Statement on Form S-1 of Document Capture Technologies, Inc of our report dated February 29, 2008, appearing in this Registration Statement on the financial statements as of and for the years ended December 31, 2007 and 2006. We also consent to the reference to us under the heading “Experts” in this registration statement.

/s/ Clancy and Co., P.L.L.C.
Clancy and Co., P.L.L.C.
Phoenix, Arizona

May 1, 2008